Registration No.

As filed with the Securities and Exchange Commission on April 28, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4387843
(State or other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

357 Roosevelt Road Glen Ellyn, Illinois 60137	(630) 545-0900
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code, of registrant’s principal executive offices)

COMMUNITY FINANCIAL SHARES, INC.

NON-QUALIFIED STOCK OPTION PLAN

(Full title of the plan)

Donald H. Fischer

Chairman, President and CEO

Community Financial Shares, Inc.

357 Roosevelt Road

Glen Ellyn, Illinois 60137

(630) 545-0900

(Name, address, including zip code and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, no par value	45,000	$27.60	$1,242,000	$133

(1)	This Registration Statement includes any additional shares of the registrant’s Common Stock that may be issued pursuant to antidilution provisions contained in the plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the book value of the shares as of the latest practicable date prior to the date of filing this Registration Statement.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by Community Financial Shares, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Commission on March 31, 2006;

(b)	the description of the Company’s Common Stock, no par value, contained in the Company’s Form 10 filed with the Commission on May 2, 2005, as subsequently amended via the Company’ Form 10 Amendment 1, filed with the Commission on July 22, 2005.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Directors, officers, employees and agents of the Company or persons serving at the request of the Company as directors, officers, employees or agents of another corporation or organization are entitled to indemnification as expressly permitted by Delaware law. Generally Delaware law provides for indemnification against expenses or losses when the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The Bylaws of the Company provide for indemnification of officers and directors of the Company, and certain other persons, against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index which is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required or to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant’s certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Glen Ellyn, State of Illinois, on the 19th day of April, 2006.

Community Financial Shares, Inc.

By:	/s/ Donald H. Fischer
Donald H. Fischer,
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Scott W. Hamer and Donald H. Fischer, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Community Financial Shares, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney on the dates set forth below.

Signature	Title	Date

/s/ Donald H. Fischer Donald H. Fischer	Chairman of the Board, President and Chief Executive Officer (Principal Executive)	April 19, 2006

/s/ Scott W. Hamer Scott W. Hamer	Vice President, Chief Financial Officer and Principal Accounting Officer	April 19, 2006

/s/ William F. Behrmann William F. Behrmann	Director	April 19, 2006

/s/ Penny A. Belke Penny A. Belke	Director	April 19, 2006

/s/ H. David Clayton H. David Clayton	Director	April 19, 2006

/s/ Raymond A. Dieter, Jr. Raymond A. Dieter, Jr.	Director	April 19, 2006

/s/ Harold W. Gaede Harold W. Gaede	Director	April 19, 2006

/s/ Robert F. Haegar Robert F. Haeger	Director	April 19, 2006

/s/ Mary Beth Moran Mary Beth Moran	Director	April 19, 2006

/s/ Joseph S. Morrissey Joseph S. Morrissey	Director	April 19, 2006

/s/ John M. Mulherin John M. Mulherin	Director	April 19, 2006

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on the dates set forth below.

Signature	Title	Date

/s/ Donald H. Fischer Donald H. Fischer	Chairman of the Board, President and Chief Executive Officer (Principal Executive)	April 19, 2006

/s/ Scott W. Hamer Scott W. Hamer	Vice President, Chief Financial Officer and Principal Accounting Officer	April 19, 2006

/s/ William F. Behrmann William F. Behrmann	Director	April 19, 2006

/s/ Penny A. Belke Penny A. Belke	Director	April 19, 2006

/s/ H. David Clayton H. David Clayton	Director	April 19, 2006

/s/ Raymond A. Dieter, Jr. Raymond A. Dieter, Jr.	Director	April 19, 2006

/s/ Harold W. Gaede Harold W. Gaede	Director	April 19, 2006

/s/ Robert F. Haeger Robert F. Haeger	Director	April 19, 2006

/s/ Mary Beth Moran Mary Beth Moran	Director	April 19, 2006

/s/ Joseph S. Morrissey Joseph S. Morrissey	Director	April 19, 2006

/s/ John M. Mulherin John M. Mulherin	Director	April 19, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Certificate of Incorporation of the Company.[1]

4.2	By-Laws of the Company.[1]

4.3	Community Financial Shares, Inc. Non-Qualified Stock Option Plan.[2]

5	Opinion of Sachnoff & Weaver, Ltd.

23	Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5)

23.1	Consent of BKD, LLP.

24	Powers of Attorney (contained on the signature page hereto).

[1]	Incorporated by reference to Annex B to the Company’s Registration Statement on Form S-4, File No. 333-46622, filed September 26, 2000.
[2]	Incorporated by reference to Exhibit 4.2 to the Company’s Form 10-K for the year ended December 31, 2005, filed on March 31, 2006.